Exhibit 2.3

DATED 13 APRIL, 2007

PURPOSE UK HOLDINGS LIMITED

and

MEM CAPITAL LIMITED

and

THE SHAREHOLDERS AND OPTION HOLDERS OF
MEM CAPITAL LIMITED

and

JOHN ALAN COUGHTRIE

and

HARVINDERPAL SINGH HUNGIN

_______________________________________

DEED OF VARIATION

of

SALE AND PURCHASE AGREEMENT

relating to

MEM CAPITAL LIMITED
______________________________________

THIS DEED OF VARIATION (the “Deed”), is made and entered into as of 13 April, 2007, by and among Purpose UK Holdings Limited, a private limited company organized under the laws of England and Wales with company number 06045943 (“Buyer”), MEM Capital Limited, a private limited company organized under the laws of England and Wales with company number 5164798 (the “Company”) and each shareholder whose name and address is set out in Schedule 1.01 (the “Shareholders”) of the Company and each holder of options of the Company whose names and addresses are set out in Schedule 1.01 (the “Option Holders,” and together with the Shareholders, the “Sellers”), and Mr. John Alan Coughtrie of 17 Pensford Avenue, Richmond, Surrey TW9 4HR, United Kingdom (“Coughtrie”) and Mr. Harvinderpal Singh Hungin, Flat 8, 19 Carlyle Square, London SW3 6EY, United Kingdom (“Hungin,” and together with Coughtrie, the “Rentassured Sellers”)

(each a "Party" and together the "Parties").

WHEREAS:

1.
Prior to the date hereof the Parties have signed and placed in escrow a Share Purchase Agreement pursuant to which the Sellers will agree to sell and transfer to Buyer, and Buyer will agree to purchase from the Sellers, substantially all of the issued and outstanding capital stock of the Company (as defined therein) (the "Share Purchase Agreement");

2.
Prior to the Share Purchase Agreement being released from escrow the Parties now desire to amend and vary the terms of the Share Purchase Agreement in the manner set out in this Deed of Variation so that, inter alia, from the date hereof any and all references to the Share Purchase Agreement shall be to the Share Purchase Agreement as amended by this Deed of Variation.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

Unless otherwise defined herein or unless the context otherwise requires, capitalised terms used herein without definition shall have the respective meanings assigned to them in the Share Purchase Agreement.

2.	VARIATION OF SHARE PURCHASE AGREEMENT

2.1	Variation of Earn-out calculation

The Parties agree that Section 1.04 of the Share Purchase Agreement shall be amended as follows:

(a)	In sub-section 1.04(a), the following wording shall be deleted:

'The aggregate Earnout Payment paid by Buyer for each Measurement Period shall be equal to the difference between (i) the product of (A) 3.6 times Adjusted EBT during the applicable Measurement Period, multiplied by (B) 0.95, and (ii) the sum of (X) the aggregate Purchase Price (including prior Earnout Payments) paid to all Sellers as of the date of such calculation and (Y) the aggregate amount that the Buyer is entitled to for indemnification claims under Article VII and for any working capital deficiency under Section 1.06.  Prior to payment of any Earnout Payment to the Management Shareholders, any fee due to Stephens Inc. as a result of the Earnout Payment shall be paid by Buyer and the remaining amount of the Earnout Payment after deduction of any such fee shall be paid to the Management Shareholders.  Each Earnout Payment shall be divided among the Management Shareholders in accordance with the allocation set forth on Schedule 1.04.  Notwithstanding the foregoing, the total Purchase Price paid to Sellers pursuant to this Agreement shall not exceed £120,000,000 and no Earnout Payments shall be paid to the Management Shareholders to the extent such threshold is met.'

and shall be replaced with:

'The aggregate Earnout Payment paid by Buyer for each Measurement Period shall be computed in accordance with Schedule 1.04(b).'

(b)	A new Schedule 1.04(b) shall be added to the Share Purchase Agreement, as follows:

'Schedule 1.04(b)

Computation of Earnout Payments

The aggregate Earnout Payment paid by Buyer for each Measurement Period shall be computed as follows:

Step 1:                                Determine the Tentative Total.  The Tentative Total is the product of (A) 3.6 times the Adjusted EBT for the applicable Measurement Period, and (B) the Factor.

Step 2:                                Determine the Earnout Payment for the Measurement Period.  The Earnout Payment for each Measurement Period is the difference between (A) the Tentative Total for that Measurement Period, and (B) the sum of the following amounts:  (i) any fee due to Stephens Inc. as a result of the Earnout Payment (which Buyer shall pay directly to

Stephens, Inc.); (ii) the aggregate amount that the Buyer is entitled to or has been paid for indemnification claims under Article VII and for any working capital deficiency under Section 1.06; (iii) the aggregate Purchase Price (including prior Earnout Payments) paid to all Sellers up to and including the last day of the Measurement Period.  Notwithstanding the foregoing, if the foregoing computation produces an amount that is less than zero, the Earnout Payment shall be zero.

For purposes of this Schedule 1.04(b):

“Factor” shall mean a fraction, determined as follows: (A) if Adjusted EBT for the applicable Measurement Period is £35,087,719 or less the fraction is 0.95 and (B) to the extent that Adjusted EBT for the applicable Measurement Period is more than £35,087,719 the fraction is 0.95 in respect of amounts up to and including £35,087,719 and the fraction is 0.001 in respect of the excess over £35,087,719.  An illustrative example is annexed to this schedule.

All capitalized terms used herein shall have the meanings ascribed to them in the Share Purchase Agreement dated April 13, 2007 (the “Agreement”) to which this Schedule is attached.'

2.2
To the extent that the principal amount of the Promissory Note is insufficient to satisfy the Earn Out Payments as varied by this Deed of Variation the Buyer will satisfy any such additional Earn Out Payments by the issue of further Promissory Notes in a principal amount equal to the amount of such additional Earn Out Payments but otherwise on terms pari passu with the Promissory Note.

3.	Covenants

Buyer hereby agrees:

3.1	to pay such stamp duty in connection with the transfers of Shares pursuant to the terms of the Share Purchase Agreement as may be required by HM Revenue and Customs; and

3.2
to make all proper and necessary disclosure to HM Revenue and Customs for the purposes of enabling HM Revenue and Customs to determine the amount of stamp duty payable in connection with the transfers of Shares pursuant to the terms of the Share Purchase Agreement.

SHARE PURCHASE AGREEMENT OTHERWISE UNAMENDED

Except as specifically varied or amended hereby, all other provisions of the Share Purchase Agreement shall remain in full force and effect in accordance with their terms.

4.	MISCELLANEOUS

4.1	Reference in any of the Transaction Documents to the "Share Purchase Agreement" shall mean the Share Purchase Agreement as amended by this Deed of Variation.

4.2
No Party shall be entitled to make or permit or authorise the making of any press release or other public statement or disclosure concerning this Deed of Variation or any of the transactions contemplated herein without the prior written consent of the other Parties (except as required by any requirement of law, stock exchange rule, a court of competent jurisdiction or any other competent authority when such Party shall first supply a copy of such statement, release or disclosure to the other Parties and shall incorporate any amendments or additions reasonably required by such other Parties thereto).

4.3	Each Party agrees to pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Deed and in closing and carrying out the transactions contemplated by this Deed.

4.4	The subject headings of the paragraphs and subparagraphs of this Deed are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

4.5
This Deed may not be amended or waived except in writing executed, in the case of an amendment, by Buyer and Sellers, and the case of a waiver, by the party that is entitled to the benefit of the provisions being waived. No course of dealing between or among any Persons having any interest in this Deed will be deemed effective to modify or amend any part of this Deed or any rights or obligations of any Person under or by reason of this Deed. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

4.6
Whenever possible, each provision of this Deed will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Deed is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed.

This Deed may be executed in counterparts, each of which shall be an original, and any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. This Deed shall become effective when each counterpart shall have been signed and dated with the same date.

4.7
The internal law, without regard to conflicts of law principles, of England and Wales will govern all questions concerning the construction, validity and interpretation of this Deed and the performance of the obligations imposed by this Deed and the courts of England and Wales shall have exclusive jurisdiction over all such questions and disputes.

4.8
The Schedules identified in this Deed are incorporated herein by reference and made a part hereof as if set out in full in this Deed.  In the event of a conflict between any term of this Deed and information contained in the Schedules or Exhibits to this Deed, the terms included in this Deed shall govern.

4.9	Upon the reasonable request of any party hereto, each other party hereto shall take any and all actions, necessary or appropriate to give effect to the terms and conditions set forth in this Deed.

4.10
Nothing in this Deed of Variation shall be deemed to constitute a partnership between the parties nor constitute one party the agent of the other party or otherwise entitle one party to have authority to bind the other party for any purpose.

Schedule 1.01

Part I
Shareholders' Holdings
Name and address of Shareholder	Number of Shares to be sold	Amount of Initial Consideration £	Relevant Proportions %
Iain McKenzie College Farmhouse Astrop Road Kings Sutton Oxfordshire OX17 3PS	712,667	3,390,898	69.832
Richard David Abbott The Old Parsonage Church Street Ropley Hampshire SO24 0DS	44,520	211,828	4.362
Noygate Limited The Old Parsonage Church Street Ropley Hants SO24 0DS	1,872	62,733	0.183
St Helen's Capital plc 15 St Helen's Place London EC3A 6DE	19,686	659,704	1.929
St Helen's Private Equity plc 15 St Helen's Place London EC3A 6DE	624	20,911	0.061
John Cameron 11 Fournier Street Spitalfields London E1 6QE	45,053	1,509,785	4.415
James Philip Moon 4 Pelham Crescent London SW7 2NP	44,520	1,491,924	4.362
Jonathon Richard Chamberlain 21 Newton Road London W2 5JR	4,424	148,254	0.434
Tessa Chamberlain 21 Newton Road London W2 5JR	624	20,911	0.061
Jon Peter Pither 5A Selwyn Gardens Cambridge CB3 9AX	1,872	62,733	0.183
Peter Gordon Radford Maison Bordeaux Rue de Havre Vale Guernsey	933	31,266	0.091
Thomas Williams The Gable House Upper Mill Green Headley Thatcham Berks R19 8AN	858	28,753	0.084
Elizabeth Williams The Gable House Upper Mill Green Headley Thatcham Berks R19 8AN	858	28,753	0.084
J A Coughtrie 17 Pensford Avenue Richmond Surrey TW9 4HR	-	-	4.363
Harvinderpal Singh Hungin 19 Carlyle Square London SW3 6EY	-	-	4.363
TOTAL	878,511	7,668,453	94.807

Part II
Optionholders' Options

Name and address of Optionholder	Number of Shares over which Options are held	Amount of Initial Consideration £	Relevant Proportion %
Kirsty Auchincloss Kerkende Main Street Fringford Oxfordshire OX278DP	21,200	100,870	2.077
Richard David Abbott The Old Parsonage Church Street Ropley Hampshire SO24 0DS	31,800	798,830	3.116
TOTAL	53,000	899,700	5.193
CUMULATIVE TOTAL	931,511	8,568,153	100

IN WITNESS WHEREOF, the parties hereto have executed this Deed as a Deed as of the day and year first above written.

“Buyer”
EXECUTED and DELIVERED as a DEED by
PURPOSE UK HOLDINGS LIMITED

acting by Ajay Jindia, a director                                                                                    _/s/ Ajay Jindia   ________________

Name:           Ajay Jindia

Title:           Director

and Ajay Jindia, its secretary                                                                                    _/s/ Ajay Jindia   ________________

Name:           Ajay Jindia

Title:           Secretary

(Signatures Continued on Next Page)

“Sellers”

EXECUTED and DELIVERED as a DEED by
IAIN MCKENZIE                                                                                    __/s/ Iain McKenzie _____________

in the presence of                                                                                    __/s/ R. Lewis Davies_____ _______

Address:                  2 Park Lane, Leeds

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
RICHARD DAVID ABBOTT                                                                                    __/s/ Richard David Abbott________

in the presence of                                                                                    __/s/ R. Lewis Davies_____ _______

Address:                  2 Park Lane, Leeds

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
KIRSTY AUCHINCLOSS                                                                                    __/s/ Kirsty Auchincloss __________

in the presence of                                                                                    __/s/ R. Lewis Davies_____ _______

Address:                  2 Park Lane, Leeds

Occupation: Solicitor

(Signatures Continued on Next Page)

EXECUTED and DELIVERED as a DEED by
NOYGATE LTD.
acting by                           , a director                                                                                    __/s/ Richard David Abbott________

Name:           ________________________

Title:           Director

and                                                       ,
a director/ secretary                                                                                    _____________________________

Name:           ________________________

Title:           Director/Secretary

EXECUTED and DELIVERED as a DEED by
ST. HELEN’S CAPITAL PLC
acting by                                       , a director                                                                                    __/s/ John Cameron______________

Name:           ________________________

Title:           Director

and                                                  ,
a director/ secretary                                                                                    _____________________________

Name:           ________________________
Title:           Director/ Secretary

EXECUTED and DELIVERED as a DEED by
ST. HELEN’S PRIVATE EQUITY PLC
acting by                               , a director                                                                                    __/s/ John Cameron______________

Name:           ________________________

Title:           Director

and                                                              ,
a director/ secretary                                                                                    _____________________________

Name:           ________________________
Title:           Director/ Secretary

(Signatures Continued on Next Page)

EXECUTED and DELIVERED as a DEED by
J. S. CAMERON                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
JAMES PHILIP MOON                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
JONATHAN RICHARD CHAMBERLAIN                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
TESSA CHAMBERLAIN                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

(Signatures Continued on Next Page)

EXECUTED and DELIVERED as a DEED by
JON PETER PITHER                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
PETER RADFORD                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
THOMAS WILLIAMS                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
ELIZABETH WILLIAMS                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

(Signatures Continued on Next Page)

“Rentassured Sellers”

EXECUTED and DELIVERED as a DEED by
JOHN ALAN COUGHTRIE                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

EXECUTED and DELIVERED as a DEED by
HARVINDERPAL SINGH HUNGIN                                                                                    __/s/ John Cameron______________

in the presence of                                                                                    __/s/ R. Lewis Davies ____________

Address:                  2 Park Lane

Occupation: Solicitor

(End of Signatures)